UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 3, 2009

Electronics For Imaging, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-18805	94-3086355
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

303 Velocity Way

Foster City, California 94404

(Address of Principal Executive Offices)

(650) 357-3500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On April 7, 2009, Electronics For Imaging, Inc. (“EFI” or “Company”) announced its expected preliminary financial results for the fiscal quarter ended March 31, 2009. A copy of the press release is attached hereto as Exhibit 99.1 and is being furnished under Item 2.02 of this Current Report on Form 8-K.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Reduction in Base Annual Salaries

On April 3, 2009, the Compensation Committee of the Company approved and accepted the voluntary reduction of the annual base salaries of each of Messrs. Gecht, Rosenzweig and Ritchie (the “Named Executive Officers”) by fifteen percent (15%) for Messrs. Gecht and Rosenzweig, to equal $527,000 and $450,500, respectively, and by ten percent (10%) for Mr. Ritchie, to equal $279,000. This reduction was volunteered by the Named Executive Officers in support of the Company’s cost reduction activities due to deteriorating global economic and industry conditions provided that such voluntarily reduced base annual salaries would not be used in the calculation of any other benefits set forth in each Named Executive Officer’s current employment agreement. The temporarily reduced base annual salaries of each of the Named Executive Officer will be effective as of April 16, 2009.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release dated April 7, 2009 – EFI Provides Preliminary Results for First Quarter of 2009

The information included in Exhibit 99.1 is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: April 7, 2009	ELECTRONICS FOR IMAGING, INC.

	By:	/s/ John Ritchie
	Name:	John Ritchie
	Title:	Chief Financial Officer

INDEX TO EXHIBITS FILED WITH

THE CURRENT REPORT ON FORM 8-K DATED JANUARY 29, 2009

Exhibit No.	Description
99.1	Press Release dated April 7, 2009 – EFI Provides Preliminary Results for First Quarter of 2009